Exhibit 99.1

Exela Technologies, Inc. Reports Second Quarter 2024 Results

August 15, 2024

Second Quarter Highlights

•	Revenue of $245.7 million, down 10.0% year-over-year
•	Gross margin of 23.5%, up 120 bps year-over-year
•	Interest expense of $23.1 million, down 48.7% year-over-year
•	SG&A of $41.8 million, up 30.5% year-over-year
•	Operating loss of $2.4 million, vs $11.2 million operating profit, year-over-year
•	Net loss of $26.9 million ($25.7 million attributable to Exela Technologies, Inc.), an improvement of $4.0 million year-over-year
•	Adjusted EBITDA of $13.7 million, down 39.0% year-over-year

IRVING, Texas, August 15, 2024 (GLOBE NEWSWIRE) – Exela Technologies, Inc. (“Exela” or the “Company”) (NASDAQ: XELA, XELAP), a global business process automation (“BPA”) leader, announced today its financial results for the quarter ended June 30, 2024.

“Our increased operating leverage and continued focus on cost management and rationalization of our real estate footprint are reflected in the solid expansion of our gross margin. We continue to add new logos and remain cautiously optimistic as we head into the second half of the year,” noted Par Chadha, Executive Chairman.

•	Revenue: Revenue for 2Q 2024 was $245.7 million, a decline of 10.0% compared to $272.9 million in 2Q 2023 (or a decline of 9.3% when excluding the sale of the high-speed scanner business in June 2023).
•	Revenue for the Information and Transaction Processing Solutions segment was $156.8 million, a decline of 15.2% year-over-year (or a decline of 14.0% on a pro forma basis when adjusted for the sale of the high-speed scanner business that occurred in June 2023).
•	Healthcare Solutions generated $62.9 million in revenue, a 1.1% decline year-over-year.
•	Legal & Loss Prevention Services generated $25.9 million in revenue, a 6.3% increase year-over-year.
•	Gross margin of 23.5%, up 1.2% year-over-year due to lower costs.
•	Interest Expense of $23.1M, down 48.7% year-over-year due to the Company’s debt modification in July 2023.
•	SG&A of $41.8M, up 30.5% year-over-year due to profit on the sale of our high-speed scanner business of $6.6M recognized in 2Q 2023. Other SG&A expenses were higher by $9.0 million, due to $10.1 in Q2FY24 write-downs, predominantly driven by a partner contract amendment, which provides for higher pricing and service expansion but resulted in a non-cash write down of the original contract’s straight-line revenue recognition and related contract assets. The SG&A increase was further offset by lower legal and professional fees and employee related costs.
•	Operating Loss: Operating loss of $2.4 million, versus an Operating profit of $11.2 million in 2Q 2023, primarily driven by lower revenue and higher SG&A, partially offset by higher gross profits.
•	Net Loss: Net loss of $26.9 million ($25.7 million attributable to Exela Technologies, Inc.), an improvement of $4.0 million year-over-year, primarily driven by lower interest expense following debt modification in July 2023, partially offset by higher SG&A.

•	Adjusted EBITDA(1): Adjusted EBITDA was $13.7 million compared to $22.5 million in 2Q 2023, a decline of 39.0% year-over-year, while up 6.7% sequentially. Adjusted EBITDA margin was 5.6%, a decrease of 260 basis points from 2Q 2023.

Below is the note referenced above:

(1)	Adjusted EBITDA is a non-GAAP measure. A reconciliation of Adjusted EBITDA is attached to this release.

About Exela

Exela Technologies is a business process outsourcing and automation leader, leveraging a global footprint and proprietary technology to help turn the complex into the simple through user friendly software platforms and solutions that enable our customers’ digital transformation. With decades of experience operating mission-critical processes, Exela serves a growing roster of more than 4,000 customers worldwide, including many of the world’s largest enterprises and over 60% of the Fortune® 100. Utilizing foundational technologies spanning information management, workflow automation, and integrated communications, Exela’s software and services include multi-industry, departmental solution suites addressing finance and accounting, human capital management, and legal management, as well as industry-specific solutions for banking, healthcare, insurance, and the public sector. Through cloud-enabled platforms, built on a configurable stack of automation modules, and approximately 13,100 employees operating in 20 countries, Exela rapidly deploys integrated technology and operations as an end-to-end digital journey partner.

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About Non-GAAP Financial Measures

This press release includes constant currency, EBITDA and Adjusted EBITDA, each of which is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Exela believes that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial performance, results of operations and liquidity and allows investors to better understand the trends in our business and to better understand and compare our results. Exela’s board of directors and management use constant currency, EBITDA and Adjusted EBITDA to assess Exela’s financial performance, because it allows them to compare Exela’s operating performance on a consistent basis across periods by removing the effects of Exela’s capital structure (such as varying levels of debt and interest expense, as well as transaction costs resulting from capital markets-based activities). Adjusted EBITDA also seeks to remove the effects of integration and related costs to achieve the savings, asset base (such as depreciation and amortization) and other similar non-routine items outside the control of our management team. All of these costs are variable and dependent upon the nature of the actions being implemented and can vary significantly. Accordingly, due to that significant variability, we exclude these charges since we do not believe they truly reflect our past, current or future operating performance. The constant currency presentation excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency revenue and Adjusted EBITDA on a constant currency basis by converting our current-period local currency financial results using the exchange rates from the corresponding prior-period and compare these adjusted amounts to our corresponding prior period reported results. Exela does not consider these non-GAAP measures in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP. A limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Exela’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures and therefore the basis of presentation for these measures may not be comparable to similarly-titled measures used by other companies. These non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP. Net loss is the GAAP measure most directly comparable to the non-GAAP measures presented here. For reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the schedules attached to this release.

Forward-Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, estimated or anticipated future results and benefits, future opportunities for Exela, and other statements that are not historical facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties, including without limitation the network outage described in this press release and those discussed under the heading “Risk Factors” in our Annual Report and in subsequent filings with the U.S. Securities and Exchange Commission (“SEC”). In addition, forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela’s assessments to change. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this press release.

For more Exela news, commentary, and industry perspectives, visit:

Website: https://investors.exelatech.com/

X: @ExelaTech

LinkedIn: exela-technologies

Facebook: @exelatechnologies

Instagram: @exelatechnologies

The information posted on the Company’s website and/or via its social media accounts may be deemed material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company’s website and its social media accounts in addition to the Company’s press releases, SEC filings and public conference calls and webcasts.

Investor and/or Media Contacts:

ir@exelatech.com

Exela Technologies, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

As of June 30, 2024 and December 31, 2023

(in thousands of United States dollars except share and per share amounts)

	June 30,	December 31,
	2024	2023
	(Unaudited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$30,327	$23,341
Restricted cash	20,933	43,812
Accounts receivable, net of allowance for credit losses of $6,813 and $6,628, respectively	61,501	76,893
Related party receivables and prepaid expenses	449	296
Inventories, net	13,251	11,502
Prepaid expenses and other current assets	30,140	25,364
Total current assets	156,601	181,208
Property, plant and equipment, net of accumulated depreciation of $216,695 and $213,142, respectively	58,448	58,366
Operating lease right-of-use assets, net	31,421	33,874
Goodwill	170,354	170,452
Intangible assets, net	148,364	164,920
Deferred income tax assets	2,990	3,043
Other noncurrent assets	19,775	24,474
Total assets	$587,953	$636,337

Liabilities and Stockholders’ Deficit
Liabilities
Current liabilities
Current portion of long-term debt	$53,723	$30,029
Accounts payable	68,628	61,109
Related party payables	3,047	1,938
Income tax payable	4,211	2,080
Accrued liabilities	57,611	63,699
Accrued compensation and benefits	71,192	65,012
Accrued interest	55,776	52,389
Customer deposits	27,898	23,838
Deferred revenue	14,018	12,099
Obligation for claim payment	38,913	66,988
Current portion of finance lease liabilities	6,422	4,856
Current portion of operating lease liabilities	9,590	10,845
Total current liabilities	411,029	394,882
Long-term debt, net of current maturities	1,015,252	1,030,580
Finance lease liabilities, net of current portion	8,203	5,953
Pension liabilities, net	12,879	13,192
Deferred income tax liabilities	12,516	11,692
Long-term income tax liabilities	6,511	6,359
Operating lease liabilities, net of current portion	24,676	26,703
Other long-term liabilities	5,621	5,811
Total liabilities	1,496,687	1,495,172
Commitments and Contingencies (Note 8)
Stockholders’ deficit
Common Stock, par value of $0.0001 per share; 1,600,000,000 shares authorized; 6,365,363 shares issued and outstanding at June 30, 2024 and 6,365,355 shares issued and outstanding at December 31, 2023	261	261
Preferred stock, $0.0001 par value per share, 20,000,000 shares authorized at June 30, 2024 and December 31, 2023
Series A Preferred Stock, 2,778,111 shares issued and outstanding at June 30, 2024 and December 31, 2023	1	1
Series B Preferred Stock, 3,029,900 shares issued and outstanding at June 30, 2024 and December 31, 2023	—	—
Additional paid in capital	1,237,687	1,236,171
Accumulated deficit	(2,134,670)	(2,084,114)
Accumulated other comprehensive loss:
Foreign currency translation adjustment	(7,282)	(7,648)
Unrealized pension actuarial gains (losses), net of tax	215	(174)
Total accumulated other comprehensive loss	(7,067)	(7,822)
Total stockholders’ deficit attributable to Exela Technologies, Inc.	(903,788)	(855,503)
Noncontrolling interest in XBP Europe	(4,946)	(3,332)
Total stockholders’ deficit	(908,734)	(858,835)
Total liabilities and stockholders’ deficit	$587,953	$636,337

Exela Technologies, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the three and six months ended June 30, 2024 and 2023

(in thousands of United States dollars except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$245,653	$272,938	$504,464	$546,558
Cost of revenue (exclusive of depreciation and amortization)	187,964	212,059	389,952	428,526
Selling, general and administrative expenses (exclusive of depreciation and amortization)	41,778	32,026	82,632	76,407
Depreciation and amortization	14,983	14,890	28,490	31,450
Related party expense	3,282	2,739	5,673	5,851
Operating profit (loss)	(2,354)	11,224	(2,283)	4,324
Other expense (income), net:
Interest expense, net	23,129	45,092	44,217	89,272
Debt modification and extinguishment costs (gain), net	—	(6,785)	—	(15,558)
Sundry (income) expense, net	(204)	1,500	1,677	2,248
Other income, net	(423)	(232)	(874)	(514)
Loss before income taxes	(24,856)	(28,351)	(47,303)	(71,124)
Income tax expense	(2,049)	(2,535)	(5,175)	(5,198)
Net loss	(26,905)	(30,886)	(52,478)	(76,322)
Net loss attributable to noncontrolling interest in XBP Europe, net of taxes	(1,228)	—	(1,922)	—
Net loss attributable to Exela Technologies, Inc.	$(25,677)	$(30,886)	$(50,556)	$(76,322)
Cumulative dividends for Series A Preferred Stock	(1,067)	(967)	(2,120)	(1,921)
Cumulative dividends for Series B Preferred Stock	(1,242)	(1,171)	(2,466)	(2,324)
Net loss attributable to common stockholders	$(27,986)	$(33,024)	$(55,142)	$(80,567)
Loss per share:
Basic and diluted	$(4.40)	$(5.19)	$(8.66)	$(14.40)

Exela Technologies, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2024 and 2023

(in thousands of United States dollars)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(52,478)	$(76,322)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation and amortization	28,490	31,450
Original issue discount, debt premium and debt issuance cost amortization	(20,022)	16,064
Interest on BR Exar AR Facility	(2,558)	(5,066)	(1)
Debt modification and extinguishment gain, net	—	(16,964)
Credit loss expense	14,683	2,865
Deferred income tax provision	757	776
Share-based compensation expense	1,560	314
Unrealized foreign currency (gain) loss	(131)	521
Gain on sale of assets	(533)	(5,831)
Fair value adjustment for private warrants liability of XBP Europe	(40)	—
Change in operating assets and liabilities
Accounts receivable	6,379	(7,703)
Prepaid expenses and other current assets	(6,842)	6,495
Accounts payable and accrued liabilities	13,427	(639)
Related party payables	955	(403)
Additions to outsource contract costs	(573)	(298)
Net cash used in operating activities	(16,926)	(54,741)
Cash flows from investing activities
Purchase of property, plant and equipment	(4,033)	(3,357)
Additions to internally developed software	(1,947)	(1,976)
Proceeds from sale of assets	2,893	29,811
Net cash (used in) provided by investing activities	(3,087)	24,478
Cash flows from financing activities
Proceeds from issuance of Common Stock from at the market offerings	—	69,260
Cash paid for equity issuance costs from at the market offerings	—	(2,232)
Payment for fractional shares on reverse stock split	—	(31)
Borrowings under factoring arrangement and Securitization Facility	496	62,858
Principal repayment on borrowings under factoring arrangement and Securitization Facility	(511)	(63,577)
Cash paid for debt issuance costs	(237)	(6,398)
Principal payments on finance lease obligations	(3,837)	(2,150)
Borrowings from senior secured term loans and BRCC revolver	—	9,600
Borrowings from other loans	20,594	4,289	(1)
Cash paid for debt repurchases	—	(11,858)
Proceeds from Second Lien Note	—	31,500
Borrowing under BR Exar AR Facility	30,614	20,000	(1)
Repayments under BR Exar AR Facility	(25,580)	(12,484)	(1)
Repayment of BRCC term loan	—	(44,775)
Principal repayments on senior secured term loans, BRCC revolver and other loans	(17,763)	(15,441)	(1)
Net cash provided by financing activities	3,776	38,561
Effect of exchange rates on cash, restricted cash and cash equivalents	344	145
Net (decrease) increase in cash, restricted cash and cash equivalents	(15,893)	8,443
Cash, restricted cash, and cash equivalents
Beginning of period	67,153	45,067
End of period	$51,260	$53,510
Supplemental cash flow data:
Income tax payments, net of refunds received	$1,978	$2,898
Interest paid	38,694	72,608
Noncash investing and financing activities:
Assets acquired through right-of-use arrangements	$7,673	$405
Accrued PIK interest paid through issuance of PIK Notes	23,342	—
Waiver and consent fee payable added to outstanding balance of Senior Secured Term Loan	1,000	—
Accrued capital expenditures	288	2,167

(1)	Exela restated the condensed consolidated statement of cash flows for the six months ended June 30, 2023 by reclassifying borrowing and repayments under BR Exar AR Facility as separate line items which were previously included in borrowings from other loans and principal repayments on senior secured term loans and other loans, respectively under cash flow from financing activities. Interest on BR Exar AR Facility which was previously included in principal repayments on senior secured term loans and other loans under cash flow from financing activities is restated by reclassification as cash flow from operating activities.

Exela Technologies, Inc. and Subsidiaries

Schedule 1: Reconciliation of Adjusted EBITDA and constant currency revenues

Non-GAAP constant currency revenue reconciliation

($ in millions)	Three months ended June 30,		Year ended (YTD) June 30,
	2024	2023	2024	2023
Revenues, as reported (GAAP)	$245.7	$272.9	$504.5	$546.6
Foreign currency exchange impact (1)	0.3	0.4	(0.4)	3.6
Revenues, at constant currency (Non-GAAP)	$246.0	$273.3	$504.1	$550.2

(1)	Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates for the three months and six months ended June 30, 2023, to the revenues during the corresponding period in 2024.

Reconciliation of Adjusted EBITDA

($ in millions)	Three months ended June 30,		Year ended (YTD) June 30,
	2024	2023	2024	2023
Net loss (GAAP)	($26.9)	($30.9)	($52.5)	($76.3)
Income tax expense	2.0	2.5	5.2	5.2
Interest expense, net	23.1	45.1	44.2	89.3
Depreciation and Amortization	15.0	14.9	28.5	31.5
EBITDA (Non-GAAP)	$13.3	$31.6	$25.4	$49.6
Transaction and integration costs	0.0	2.9	0.2	8.1
Non-cash equity compensation	0.4	0.2	1.6	0.3
Other charges including non-cash	-	0.3	-	0.2
Loss/(gain) on sale of assets	0.1	0.7	(0.5)	0.8
Loss/(gain) on business disposals	-	(6.5)	-	(6.5)
Debt modification and extinguishment costs (gain), net	-	(6.8)	-	(15.6)
Adjusted EBITDA	$13.7	$22.5	$26.6	$37.0

Source: Exela Technologies, Inc.